UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): March 9, 2005


                          Health Discovery Corporation
               (Exact name of registrant as specified in charter)


          Texas                      333-62216                  74--3002154
------------------------     ------------------------          -------------
(State of incorporation)     (Commission File Number)          (IRS Employer
                                                            Identification No.)


                             1116 S. OLD TEMPLE ROAD
                               LORENA, TEXAS 76655
               (Address of principal executive offices / Zip Code)


                                  512-583-4500
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act.

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

|_| Pre-commencement communications pursuant to Rule 14d--2(b) under the Exchange Act.

|_| Pre-commencement communications pursuant to Rule 13e--4(c) under the Exchange Act.

Item 1.01         Entry Into a Material Definitive Agreement

On March 9, 2005, Health Discovery Corporation (the "Company") completed a private sale of an aggregate of $2,990,000 of common stock to certain institutional investors and individual accredited investors at an offering price of $0.16 per share. For every share of common stock purchased, each investor received warrants to purchase one share of the Company's common stock at $0.24 per share.

The Company entered into purchase agreements with each of the investors. Under each agreement, the Company agreed to use its best efforts to file a registration statement to register the shares of common stock and the shares underlying the warrants issued and sold to the investors by May 9, 2005, and to use its best efforts to cause the registration statement to be declared effective July 6, 2005. The Company will pay a cash fee of approximately $265,000 to the placement agents for assisting the Company in this private sale.

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or the availability of an applicable exemption from registration.

This announcement is not an offer to sell securities of the Company.

Item 3.02         Unregistered Sales of Equity Securities

The shares and the warrants described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. Based on the information provided by each of the investors, all investors qualify as accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended).

Pursuant to the terms of various placement agency agreements by and between the Company and placement agents, the Company issued warrants to acquire 752,812 shares of common stock to the placement agents, and or their designees, upon the closing of the private placement in addition to the cash consideration described in Item 1.01 above. The warrants were issued as consideration for services as the Company's placement agents in the transaction described in Item 1.01 above. The warrants were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    HEALTH DISCOVERY CORPORATION

Dated:  March 14, 2005              By: /s/ Stephen Barnhill
                                       ---------------------------------------
                                             Stephen Barnhill
                                             Chief Executive Officer